UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

G.F. PARTNERS INC.
(Exact name of registrant as specified in its charter)

WYOMING	7380	81-4476357
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

238 E 30th Street New York, NY 10016 Telephone: (917) 747-8730
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc. 412 N Main Street, Suite 100 Buffalo, WY 82834 Telephone: (307) 554-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The proposed date of sale will be as soon as practical after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common stock, par value $0.001 per share	7,500,000	$0.02	$150,000	$17.39
Total	7,500,000	$0.02	$150,000	$17.39

_______________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The date of this prospectus is ________________, 2017.

G.F. PARTNERS INC.

7,500,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of G.F. Partners, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 7,500,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, George Furlan, will attempt to sell the shares. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Furlan will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and twenty (120) days from the effective date of this prospectus.

	Offering Price Per Share	Commissions	Net Proceeds to Company if 100% of shares Sold	Net Proceeds to Company if 75% of shares Sold	Net Proceeds to Company if 50% of shares Sold	Net Proceeds to Company if 25% of shares Sold
Common Stock	$0.02	Not applicable	$139,733	$102,233	$64,733	$27,233
Total	$0.02	Not applicable	$139,733	$102,233	$64,733	$27,233

G.F. Partners, Inc. is an early stage Company and currently has no operations. The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for G.F. Partners, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 11 BEFORE BUYING ANY SHARES OF G.F. PARTNERS, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETED AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

DEALER PROSPECTUS DEVIVERLY OBLIGATION

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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Part II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	28
INDEMNIFICATION OF DIRECTORS AND OFFICERS	28
RECENT SALES OF UNREGISTERED SECURITIES	28
EXHIBITS	29
UNDERTAKINGS	30
SIGNATURES	32

WE HAVE NOT AUTHORIZED ANY DELAER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTIN IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CUURENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” AND “OUR” REFERS TO G.F. PARTNERS, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES.

G.F. PARTNERS, INC.

We are an emerging growth stage company with a focus on providing crucial strategic planning and implementation to start up and early / mid-stage businesses primarily in the fashion industry. G.F. Partners helps define and re-define the brands market positioning, offering firsthand knowledge and expertise to navigate the inner workings of the fashion world while maintaining a strong commitment to top & bottom line growth.

G.F. Partners, Inc. was incorporated in Wyoming on November 10, 2016. We intend to use the net proceeds from this offering to operate our business. Being a development stage company, we have no revenues or operating history. Our principal executive offices are located at 238 East 30th Street, New York, NY 10016. Our phone number is (917) 747-8730.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (November 10, 2016) through the period ended April 30, 2017 reports no revenues and a net loss of $23,677. Our independent registered public accountant has issued an audit opinion for G.F. Partners, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

G.F. Partners, Inc. anticipates that it will derive its income from consulting fees.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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THE OFFERING

G.F. Partners, Inc. has 30,950,000 shares of common stock issued and outstanding and is registering an additional 7,500,000 shares of common stock for offering to the public. The Company may endeavor to sell all 7,500,000 shares of common stock after the registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. G.F. Partners, Inc. will receive all proceeds from the sale of the common stock.

The Issuer:	G.F. Partners, Inc.

Securities Being Offered:	7,500,000 shares of common stock

Offering Price:	$0.02 per common share

Minimum number of shares to be sold in this offering:	None

Termination of the Offering:

This offering will conclude at when all the securities offered are sold or within 120 days after the registration statement becomes effective with the Securities and Exchange Commission whichever occurs first. G.F. Partners, Inc. may at its discretion extend the offering for an additional 60 days. (see Plan of Distribution).

Net Proceeds:	$150,000

Use of Proceeds:	See “Use of Proceeds” and the other information in this prospectus.

Outstanding Shares of Common Stock:	There are 30,950,000 shares of common stock issued and outstanding as of April 30, 2017.

Terms of the offering:	The Company’s sole officer and director will sell the common stock upon the effectiveness of this registration statement.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

You should rely only upon the information contained in this Prospectus. G.F. Partners, Inc. has not authorized anyone to provide you with information different from that which is contained in this Prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from November 10, 2016 (Inception) to April 30, 2017.

Financial Summary	November 10, 2016 (inception) to April 30, 2017 ($)
Cash and Deposits	7,273
Total Assets	7,273
Total Liabilities	0
Total Stockholder’s Equity (Deficit)	7,273

Statement of Operations	November 10, 2016 (inception) to April 30, 2017 ($)
Total Expenses	23,677
Net Loss for the year ended August 31, 2016	(23,677)
Net Loss per Share	(0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on November 10, 2016, and to date have been involved primarily in organizational activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new business consulting companies, generally, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of our company and products, marketing problems and challenges, and additional costs and expenses that may exceed current estimates. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful. If we are unsuccessful in addressing these risks, our business will most likely fail.

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WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO BEGIN TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations. We will need the funds from this offering to begin to operate our business. As of April 30, 2017, we had cash in the amount of $7,273 and liabilities of $0. We currently do not have any operations and we have no income.

OUR ENGAGEMENTS MAY BE TERMINATED, DELAYED OR REDUCED IN SCOPE BY CLIENTS AT ANY TIME.

Our clients may decide at any time to abandon, postpone and/or to reduce our involvement in an engagement. Our engagements can therefore terminate, or the scope of our responsibilities may diminish, with limited advance notice. If an engagement is terminated, delayed or reduced unexpectedly, the professionals working on the engagement could be underutilized until we assign them to other projects. Accordingly, the termination or significant reduction in the scope of a single large engagement, or multiple smaller engagements, could harm our business results.

WE HAVE YET TO EARN REVENUE

We have accrued net losses of $23,677 for the period from our inception on November 10, 2016 to the period ended April 30, 2017, and have no revenues to date. There is no assurance we will ever be able to earn revenue, and in order to develop and begin to implement our business plan, we will require the funds from this offering.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY THE WORLDWIDE ECONOMIC CRISIS AND CREDIT TIGHTENING.

Our results of operations are affected by the level of business activity of our clients, which in turn is affected by the level of economic activity in the industries and markets that they serve. A decline in the level of business activity of our clients could have a material adverse effect on our revenue and profit margin. In particular, our exposure to certain industries currently experiencing financial difficulties, including the fashion industry, could have an adverse effect on our results of operations. Future economic conditions could cause some clients to reduce or defer their expenditures for consulting services.

THERE IS A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

Michael Gillespie & Associates, PLLC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in G.F. Partners, Inc. is suitable.

BECAUSE OUR CURRENT PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

George Furlan, our President and Chief Executive Officer, currently devotes approximately twenty-five hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Furlan to our company could negatively impact our business development.

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OUR OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY FROM PERIOD TO PERIOD AS A RESULT OF FACTORS OUTSIDE OF OUR CONTROL.

We expect our revenues and operating results to vary significantly from accounting period to accounting period due to factors including:

•	fluctuations in revenues earned on contracts;

•	commencement, completion or termination of contracts during any particular period;

•	additions and departures of key advisors;

•	transitioning of advisors from completed projects to new engagements;

•	seasonal trends;

•	introduction of new services by us or our competitors;

•	changes in fees, pricing policies or compensation arrangements by us or our competitors;

•	strategic decisions by us, our clients or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	global economic and political conditions and related risks, including acts of terrorism; and

•	conditions in the travel industry that could prevent our advisors from traveling to client sites.

WE DEPEND ON PROJECT-BASED ADVISORY ENGAGEMENTS, AND OUR FAILURE TO SECURE NEW ENGAGEMENTS COULD LEAD TO A DECREASE IN OUR REVENUES.

Advisory engagements typically are project-based. Our ability to attract advisory engagements is subject to numerous factors, including the following:

•	delivering consistent, high-quality advisory services to our clients;

•	tailoring our advisory services to the changing needs of our clients;

•	matching the skills and competencies of our advisory staff to the skills required for the fulfillment of existing or potential advisory engagements; and

•	maintaining a global business operation.

Any material decline in our ability to secure new advisory arrangements could have an adverse impact on our revenues and financial condition.

WE COULD LOSE MONEY ON OUR FIXED-FEE CONTRACTS.

As part of our strategy, we may enter into fixed fee contracts, in addition to contracts based on payment for time and materials. Accurately estimating the cost, scope and duration of a particular engagement can be a difficult task. If we fail to make accurate estimates, we could be forced to devote additional resources to fixed fee engagements for which we will not receive additional compensation. To the extent that an expenditure of additional resources is required on a fixed fee engagement, this could reduce the profitability of, or result in a loss on, the engagement.

WE MAY NOT HAVE THE ABILITY TO DEVELOP AND OFFER THE NEW SERVICES AND PRODUCTS THAT WE NEED TO REMAIN COMPETITIVE.

Our future success will depend in part on our ability to offer new services and products. In order to gain a competitive position, we must offer high quality services and products, continue to enhance and improve our services and products, develop or acquire new services and products in a timely manner, and appropriately position and price new services and products relative to the marketplace and our costs of producing them. These new services and products must successfully gain market acceptance by addressing specific industry and business sectors and by anticipating and identifying changes in client requirements. The process of researching, developing, launching and gaining client acceptance of a new service or product, or assimilating and marketing an acquired service or product is risky and costly. We may not be able to introduce new, or assimilate acquired, services and products successfully. Any failure to achieve successful client acceptance of new services and products could have an adverse effect on our business results.

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WE MAY FAIL TO ANTICIPATE AND RESPOND TO MARKET TRENDS.

Our success depends in part upon our ability to anticipate rapidly changing technologies and market trends and to adapt our advice, services and products to meet the changing sourcing advisory needs of our clients. Clients undergo frequent and often dramatic changes, and the environment of rapid and continuous change presents significant challenges to our ability to provide our clients with current and timely analysis, strategies and advice on issues of importance to them. Meeting these challenges requires the commitment of substantial resources. Any failure to continue to respond to developments, technologies, and trends in a manner that meets market needs could have an adverse effect on our business results.

WE MAY BE UNABLE TO PROTECT IMPORTANT INTELLECTUAL PROPERTY RIGHTS.

We will rely on copyright and trademark laws, as well as nondisclosure and confidentiality arrangements, to protect our proprietary rights in our methods of performing our services and our tools for analyzing financial and other information. There can be no assurance that the steps we take to protect our intellectual property rights will be adequate to deter misappropriation of our rights or that we will be able to detect unauthorized use and take timely and effective steps to enforce our rights. If substantial and material unauthorized uses of our proprietary methodologies and analytical tools were to occur, we may be required to engage in costly and time-consuming litigation to enforce our rights. There can be no assurance that we would prevail in such litigation. If others were able to use our intellectual property or were to independently develop our methodologies or analytical tools, our ability to compete effectively and to charge appropriate fees for our services may be adversely affected.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart our Business Start-ups Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

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THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE. SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND SOLE DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

George Furlan, our President and Chief Executive Officer, and sole Director, beneficially owns 73% of our outstanding common stock. Assuming the sale of all 7,500,000 shares in this offering, Mr. Furlan will own approximately 59% of all shares of common stock of the Company. The interests of Mr. Furlan may not be, at all times, the same as that of our other shareholders. Mr. Furlan is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Furlan exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Furlan has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND NO ASSURANCE THAT MUST BE SOLD AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our President and Chief Executive Officer, who will not be separately compensated for his efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between G.F. Partners, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

IF WE BECOME A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. We also plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Markets. To be eligible for quotation, issuers must remain current in their filings with the SEC.

In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. If less than $37,500 is raised in this offering, the Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission, and seek financing. However, the Company currently has no source of additional funding, will not commence seeking additional financing until this registration statement is effective, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

GROSS PROCEEDS FROM THIS OFFERING	If 25% of Shares Sold ($37,500)	If 50% of Shares Sold ($75,000)	If 75% of Shares Sold ($112,500)	If 100% of Shares Sold ($150,000)

Less: OFFERING EXPENSES
Legal & Accounting	$8,000	$8,000	$8,000	$8,000
Printing	$200	$200	$200	$200
Transfer Agent	$2,000	$2,000	$2,000	$2,000
Registration Fee	$17	$17	$17	$17
TOTAL	$10,217	$10,217	$10,217	$10,217

OPERATIONAL EXPENSES
Business trip expenses:	$4,200	$14,500	$20,433	$36,733
Logo development:	$2,000	$3,733	$5,000	$5,000
Website development:	$5,750	$7,050	$14,050	$18,050
Presentation Materials, Office rent, Supplies and Telephone:	$6,600	$12,800	$16,800	$25,000
Marketing:	$8,733	$26,700	$46,000	$55,000
TOTALS	$37,500	$75,000	$112,500	$150,000
NET PROCEEDS FROM OFFERING	$27,283	$64,783	$102,283	$139,783

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company. If necessary, George Furlan, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process in the event that the Company depletes its current cash reserves prior to effectiveness of this registration statement, but we will require full funding to begin to implement our complete business plan.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.02 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s sole director” and officer for common equity since the Company’s inception on November 10, 2016. George Furlan, the Company’s sole officer and director was issued 22,500,000 common shares at a price per share of $0.001, a difference of $0.019 per share lower than the price in this offering, with $0 in net proceeds to the Company. The 22,500,000 shares of Mr. Furlan valued at $22,500 are reflected as “Capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “Capital contributions.”

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$163,410
Potential gain to existing shareholders	$150,000
Net tangible book value per share after offering	$0.0042
Increase to present stockholders in net tangible book value per share after offering	$0.0050
Capital contributions	$150,000
Effective cash contribution of the Company's existing sole shareholder (1)	$30,950
Number of shares outstanding before the offering	30,950,000
Number of shares after offering held by existing stockholders	30,950,000
Existing stockholders percentage of ownership after offering	80.49%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.0158
Capital contributions	$150,000
Percentage of capital contributions by purchasers of shares	83%
Number of shares after offering held by public investors	7,500,000
Purchasers of shares percentage of ownership after offering	19.51%
Existing stockholders percentage of ownership after offering	80.49%

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Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0166
Capital contributions	$112,500
Percentage of capital contributions of purchasers of shares	78%
Number of shares after offering held by public investors	5,625,000
Purchasers of shares percentage of ownership after offering	15%
Existing stockholders percentage of ownership after offering	85%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0175
Capital contributions	$75,000
Percentage of capital contributions of purchasers of shares	71%
Number of shares after offering held by public investors	3,750,000
Purchasers of shares percentage of ownership after offering	10.81%
Existing stockholders percentage of ownership after offering	89.19%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.0184
Capital contributions	$37,500
Percentage of capital contributions of purchasers of shares	55%
Number of shares after offering held by public investors	1,875,000
Purchasers of shares percentage of ownership after offering	5.71%
Existing stockholders percentage of ownership after offering	94.29%

__________

(1)

George Furlan, our sole officer and director acquired 22,500,000 shares of common stock as compensation for his agreement to act as President, CEO and Chairman of the Board of Directors for the term of one year.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATION

Our cash balance is $7,273 as of April 30, 2017. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We may utilize funds from George Furlan, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority holder of our common stock, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Furlan, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to develop and begin to implement our business plan, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold 8,450,000 shares of common stock, at $.001 per share for net proceeds of $8,450, to SP Associates. Additionally, we have issued 22,500,000 shares of common stock to George Furlan as compensation for his agreement to act as President, CEO and Chairman of the Board of Directors for the term of one year.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling bottled water. There is no assurance we will ever reach that stage.

Plan of Operations:

GF Partners plans to expand into a full service based consulting firm servicing fashion/lifestyle companies.

We will provide strategic & operational support. Our approach will help clients bridge the world of fashion & business, offering firsthand expertise navigating the inner workings of the fashion world while maintaining a strong commitment to top and bottom line results.

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Consulting Services include:

-	Sales Management – Merchandising – Product Development – Launch Strategies –

-	Marketing Strategy – Brand Extension Strategy – Logistics & Operations –Sourcing-

-	Production- Financial Planning- Product Costing – Price Point Positioning

We will leverage our extensive domestic & international contacts to develop new opportunities.

Early Stage:

1-	Create a fully developed web-site highlighting our unique point of difference

2-	Develop a strong social media presence. Will be working with bloggers in NYC, London, Milan, LA & Tokyo

3-	Develop a strong presence on Instagram & to a lesser extent LinkedIn & Facebook

Mid Stage:

1-	As we add new clients to our portfolio we plan on opening an office in NYC

2-	Create consulting partnership in Japan which is a key fashion market for emerging brands

3-	Open multi line showroom where we can manage sales for clients & outside brands that are not at the point of or don’t have the experience & knowledge in the sales arena.

4-	We will then leverage this showroom sales concept with our Japan affiliate

This has very strong revenue potential

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an early stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to develop media presence.

Once the web-site & social media are in fully activated we then will have a strong platform to Add new clients into our portfolio.

This is a multi-tiered & multi–dimensional approach that is unique to the fashion business.

LIQUIDITY AND CAPITAL RESOURCES

To meet part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

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George Furlan, our President and Chairman of the Board of Directors and holder of a majority or of our common stock, has agreed to advance funds as needed until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We have not carried out any work on any phase of our development plan and have incurred no development costs.

On November 10, 2016, the Company issued 22,500,000 common shares to Mr. George Furlan, the sole director and President of the Company, as compensation for his agreement to act as President, CEO and Chairman of the Board of Directors for the term of one year.

Also on November 10, 2016, the Company issued 8,450,000 common shares at $.001 per share to SP Associates for consideration of $8,450.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheet, statements of operations, stockholders’ equity (deficit) and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

INCOME TAXES

G.F. Partners, Inc. follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

PER SHARE INFORMATION

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

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DESCRIPTION OF BUSINESS

ORGANIZATION SINCE NOVEMBER, 2016

G.F. Partners, Inc. was incorporated on November 10, 2016 under the laws of the State of Wyoming. George Furlan has served as President and Chief Executive Officer, and Secretary of our company from November 10, 2016 to the current date. No person other than Mr. Furlan has acted as a promoter of G.F. Partners, Inc. since our inception. Other than the 8,450,000 common shares issued by the Company to SP Associates at a purchase price of $.001 per share for net proceeds to the Company of $8,450, and the 22,500,000 common shares issued by the Company to George Furlan as compensation for his services in serving as President, CEO, and Chairman of the Board of Directors, no other shares have been issued by the Company.

IN GENERAL

G.F. Partners, Inc. is a New York based full service consulting firm providing creative, strategic and operational support to a diverse range of fashion and lifestyle companies. With a focus on men’s and women’s apparel, accessories and consumer brands, G.F. Partners helps define and re-define the brands’ market positioning, offering firsthand knowledge and expertise to navigate the inner workings of the fashion world while maintaining a strong commitment to top and bottom line growth.

G.F. Partners provides crucial strategic planning and implementation to start up and early / mid-stage businesses. With valuable relationships across all aspects of the industry we can align brands with appropriate partners that will be the best fit for the brand. G.F. Partners also provides solutions to brands looking for opportunities to take their businesses to the next level, whether it be funding, partnership, brand extensions or international expansion.

G.F. Partners works with domestic and international brands to maximize their potential. We assess your existing business and develop a clear strategy for growth. G.F. Partners will provide the following services:

(i)	Launch strategies

(ii)	Sales management

(iii)	Product development

(iv)	Sourcing

(v)	Merchandising

(vi)	Price point positioning

(vii)	Logistics and Operations

(viii)	Financial Planning

(ix)	Production

(x)	Brand extension strategy

(xi)	Marketing strategy

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HELPING OUR CLIENTS GROW

The above services will be provided with an overall focus on sustainable client growth, as follows:

1) Strategic Assessment. We begin by assessing a company's overall strategy and determining the capabilities it needs to thrive. Our assessments are used to lay the groundwork to cost management by differentiating between “good” costs and “bad” costs, such that spending can be redirected to optimize resources.

2) Model Design. We work with our clients to design and implement an operating model that holistically supports their strategy and leverages the client's priorities and culture.

3) Cost Optimization. We help our clients optimize overhead costs to achieve greater overall efficiency.

4) Manufacturing Excellence. We help our Clients assess overall manufacturing competitiveness to optimize their manufacturing capabilities and establishing new global manufacturing networks.

5) Service Excellence. We help our clients develop and implement product and service architectures that maximize commonalities and minimize discrepancies, defining each product or service in a way that simplifies both innovation and delivery.

6) Marketing Excellence. We help our clients establish new sales channels and improve existing sales channels, improve sales-force effectiveness and back-office sales, boost marketing efforts with data-driven decisions, and supporting IT operations.

7) Developing and Leveraging Culture. We help our clients identify elements of the client's corporate culture that will support its strategic aspirations. We then develop a plan to use the client’s own culture to define their brand and leverage brand awareness.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. In general, the operation of our business is not subject to any special regulatory requirements.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our product or services.

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FACILITIES

We currently do not lease any office space. Mr. Furlan has been operating from his personal residence. Management believes the current premises are sufficient for its needs at this time.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. We have no employment or other agreement with Mr. Furlan or any other person. Mr. Furlan currently devotes approximately 25 hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the Company. We anticipate we will conduct our business largely through consultants.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

George Furlan 238 E 30th Street, New York, NY	61	President and Chief Executive Officer, Secretary, Treasurer and Director

George Furlan has served as Chairman of the Board, President and Chief Executive Officer, Secretary and Treasurer since November 10, 2016. Mr. Furlan is an apparel industry executive and consultant with more than 20 years of in-depth experience in men’s and women’s fashion and has played a key role in building and expanding early stage, mid-tier, and global fashion companies. Whether providing design, merchandising, sourcing, sales, business planning, financial acumen, or organization building, Mr. Furlan has effectively partners with executive management and clients to achieve their short and long-term goals.

Most recently, as President of NAHM, Mr. Furlan directed all stages of building the organization and infrastructure to support the Alexandria Hilfiger and Nary Manivong’s new designer company. Developing a strong business plan the serviced as a blueprint for success and directing sourcing, sales and finance, Mr. Furlan played a leading role in executing a successful global launch. Prior to NAHM, Mr. Furlan was retained by Hugo Boss for the relaunch of Selection, their luxury men’s division and direct its sales in the Americas. Buoyed by his sales and marketing strategies, retail relationships, and sales leadership, the line delivered strong revenue growth.

Earlier in Mr. Furlan’s career, as Director of Sales and Merchandising for Versace Classic, a partnership formed by Gianni Versace and Zegna, Mr. Furlan directed sales, marketing, and merchandising for the U.S. and Canadian markets. There, Mr. Furlan created a roadmap-for-success-plan that fostered a more competitive and customer friendly company and established a nine-point program covering product, new line extensions, and cutting edge distribution, warehousing, and technology solutions. Mr. Furlan also serviced as president and principal of Kathryn Dianos, a startup design firm, which he transformed into a diversified company with more than 300 accounts across North America and Europe, including Neiman Marcus, Holt-Renfrew, Barney’s New York and Japan, Saks Fifth Avenue, Henri Bendel, Blomingdales and Bergdorf Goodman.

Born and raised in New York City, where he attended Fashion Institute of Technology, Mr. Furlan has traveled extensively to Europe and Asia for design and merchandising inspiration, sourcing, trend research, and business development. Mr. Furlan is also a guest lecturer at the Parsons School of Design in New York City.

Given Mr. Furlan’s extensive experience and significant business contacts within the fashion industry, the company believes that Mr. Furlan’s background and experience make him well suited to serve as our sole officer and director.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Wyoming Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, George Furlan, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees. Our Chairman, President and Chief Executive Officer, Treasurer and Secretary, George Furlan, is an independent contractor to us and currently devotes approximately 25 hours per week to company matters. After receiving funding pursuant to our business plan Mr. Furlan intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Furlan has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Furlan has not been convicted in any criminal proceeding nor is he subject of any currently pending criminal proceeding.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on November 10, 2016 until April 30, 2017:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

George Furlan, President and Chief Executive Officer, Treasurer and Secretary	Nov 10, 2016 to Apr 30, 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We did not pay any salaries in 2016. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein. There are no current employment agreements between the company and its officers.

Mr. Furlan currently devotes approximately 25 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There is no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company.

Director Compensation

The following table sets forth director compensation as of April 30, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

George Furlan	-0-	-0-	-0-	-0-	-0-	-0-	-0-

At this time, G.F. Partners, Inc. has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

George Furlan will not be paid for any underwriting services that he performs on our behalf with respect to this offering. There are no assets acquired or to be acquired by the Company from Mr. Furlan. There are no other promoters of this offering.

On November 10, 2016 the Company issued to Mr. Furlan 22,500,000 common shares as compensation for his agreement to serve as President, CEO and Chairman of the Board of Directors for one year.

Also on November 10, 2016 the Company issued to SP Associates 8,450,000 common shares at $.001 per share for net proceeds to the Company of $8,450.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 30, 2017, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	George Furlan	22,500,000 shares of common stock (direct)	73%

Common Stock	SP Associates	8,450,000 shares of common stock (direct)	27%

__________

(1)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 30, 2017. As of April 30, 2017, there were 30,950,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

G.F. Partners, Inc. has 30,950,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 7,500,000 shares of its common stock for sale at the price of $.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

In connection with the Company’s selling efforts in the offering, George Furlan will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Furlan is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Furlan will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Furlan is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Furlan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Furlan will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

G.F. Partners, Inc. will receive all proceeds from the sale of the 7,500,000 shares being offered. The price per share is fixed at $.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

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The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which G.F. Partners, Inc. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

G.F. Partners, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our officer and director, George Furlan, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 500,000,000 shares of common stock, with $0.001 par value per share. As of April 30, 2017, there were 30,950,000 shares of our common stock issued and outstanding that were held by two registered stockholders of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect.

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On all other matters, except as otherwise required by Wyoming law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time a transfer agent is retained, G.F. Partners, Inc. will act as its own transfer agent.

RULE 144 AND REGISTRATION AGREEMENTS

All 30,950,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 30,950,000 shares can be resold under Rule 144 or are subject to any registration agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering nor was any such person connected with G.F. Partners, Inc. as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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EXPERTS

Befumo & Schaeffer, PLLC, P.O. Box 65873, Washington, DC 20035 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Telephone: (202) 669-0619; Fax: (202) 478-2900.

Michael Gillespie & Associates, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Michael Gillespie & Associates, PLLC located at 10544 Alton Avenue NE, Seattle, WA 98125 has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

The financial statements of G.F. Partners, Inc. for the period ended April 30, 2017, and related notes, included in this prospectus have been audited by Michael Gillespie & Associates, PLLC and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

26

G.F. PARTNERS, INC.

FINANCIAL STATEMENTS

April 30, 2017

(Audited)

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MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

G. F. Partners, Inc.

We have audited the accompanying balances sheet of G. F. Partners, Inc. as of April 30, 2017 and the related statements of operations, stockholders’ equity and cash flows for the period from November 10, 2016 (inception) through April 30, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of G. F. Partners, Inc. for the year ended April 30, 2017 and the results of its operations and cash flows for the period from November 10, 2016 (inception) through April 30, 2017 then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

June 22, 2017

F-1

G.F. PARTNERS, INC.

BALANCE SHEET

April 30, 2017

ASSETS

CURRENT ASSETS
Cash	$7,273

TOTAL CURRENT ASSETS	$7,273

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	-

TOTAL CURRENT LIABILITIES	-

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY	-
Common stock Authorized 500,000,000 shares of common stock, $0.001 par value, Issued and outstanding 30,950,000 shares of common stock	30,950
Accumulated deficit	(23,677)

TOTAL STOCKHOLDER’S EQUITY	7,273

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$7,273

The accompanying notes are an integral part of these audited financial statements.

F-2

G.F. PARTNERS, INC.

STATEMENT OF OPERATIONS

From inception (November 10, 2016) to April 30, 2017

REVENUE	$-

OPERATING EXPENSES
General and administrative	$1,177
Service fee	22,500

TOTAL OPERATING EXPENSES	(23,677)

NET LOSS	(23,677)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	30,770,058

The accompanying notes are an integral part of these audited financial statements.

F-3

G.F. PARTNERS, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM NOVEMBER 10, 2016 (INCEPTION) TO APRIL 30, 2017

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance, November 10, 2016 (date of inception)	-	-	-	-	-

Common shares issued for cash at $0.001 per share	8,450,000	$8,450	$-	$-	$8,450

Common shares issued for services At $0.001	22,500,000	22,500			22,500

Net loss for the period from inception through April 30, 2017	-	-	-	(23,677)	(23,677)

Balance, April 30, 2017	30,950,000	$30,950	$-	$(23,677)	$7,273

The accompanying notes are an integral part of these audited financial statements.

F-4

G.F. PARTNERS, INC.

STATEMENT OF CASH FLOWS

From November 10, 2016 (date of inception) to April 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(23,677)
Common shares issued for services	22,500
Adjustments to reconcile net loss to net cash used in operating activities	-
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	(1,177)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	8,450

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,450

NET INCREASE IN CASH	7,273

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$7,273

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these audited financial statements.

F-5

G.F. PARTNERS, INC. NOTES TO FINANCIAL STATEMENTS APRIL 30, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

G.F. Partners, Inc. was incorporated in the State of Wyoming as a for-profit Company on November 10, 2016 and established a fiscal year end of April 30. The Company is organized as a full-service consulting firm providing creative, strategic & Operational support to a diverse range of fashion and lifestyle companies.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $23,677. As at April 30, 2017, the Company has a working capital surplus of $7,273. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of April 30, 2017, the Company has issued 8,450,000 founders shares at $0.001 per share for net proceeds of $8,450 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of April 30, 2017, the Company had $7,273 held in the Company lawyer’s trust account.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of April 30, 2017, there were no common stock equivalents outstanding.

F-6

G.F. PARTNERS, INC. NOTES TO FINANCIAL STATEMENTS APRIL 30, 2017 (Audited)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at April 30, 2017 the Company had not adopted a stock option plan nor had it granted any stock options. On November 10, 2016, the Company issued 22,500,000 common shares to its sole of officer and director in consideration of the services he shall undertake as president and CEO of the Company.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 500,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued. On April 10, 2017, the Company increased its share capital from 100,000,000 to 500,000,000 common shares with a par value of $0.001 per share.

On November 10, 2016, the Company issued 8,450,000 common shares at $0.001 per share to the for net cash proceeds of $8,450 to the Company.

On November 10, 2016, the Company issued 22,500,000 of common stock to Mr. George Furlan as compensation for his agreement to act as President and Chief Executive Officer and Chairman of the Board of Directors for the term on one year. The Company and Mr. Furlan agreed to compensation of $22,500 for one year.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended April 30, 2017, the Company issued 22,500,000 of common stock to Mr. George Furlan as compensation for his agreement to act as President and Chief Executive Officer and Chairman of the Board of Directors for the term of one year. The Company and Mr. Furlan agreed to compensation of $22,500 for one year.

F-7

G.F. PARTNERS, INC. NOTES TO FINANCIAL STATEMENTS APRIL 30, 2017 (Audited)

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

April 30, 2017

Net loss before income taxes per financial statements	$(23,677)
Income tax rate	34%
Income tax recovery	(8,050)
Non-deductible	--
Valuation allowance change	8,050

Provision for income taxes	$–

The significant component of deferred income tax assets at April 30, 2017, is as follows:

April 30, 2017

Net operating loss carry-forward	$8,050
Valuation allowance	(8,050)

Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of April 30, 2017, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended April 30, 2017 and no interest or penalties have been accrued as of April 30, 2017. As of April 30, 2017, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2017 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no further events to disclose.

F-8

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$17
Legal and Accounting Fees	$8,000
Printing	$200
Transfer Agent	$2,000
TOTAL	$10,217

_______

(1)	All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

G.F. Partners, Inc.’s., Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling G.F. Partners, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On November 10, 2016, the Company issued to Mr. Furlan 22,500,000 common shares as compensation for his agreement to serve as President, CEO and Chairman of the Board of Directors for one year. Also on November 10, 2016, the Company issued to SP Associates 8,450,000 common shares at $.001 per share for net proceeds to the Company of $8,450. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903 (b) (3) of the Regulation S, promulgated under the Securities Act of 1933 as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where the offering restrictions were implemented.

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ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

3.3	Subscription Agreement

5.1	Legal Opinion with Consent

23.1	Consent of Certified Public Accountant

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the District of Columbia, on June 28, 2017.

G.F. PARTERNS, INC.

By:	/s/ George Furlan
George Furlan
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the duties indicated duly authorized in the District of Columbia on June 28, 2017.

G.F. PARTERNS, INC.

By:	/s/ George Furlan
George Furlan
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

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